Exhibit 23.2

TAUBER & BALSER, P.C.

Certified Public Accountants

3340 Peachtree Road, N.E.

Suite 250

Atlanta, GA 30326

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this registration statement of Next, Inc. and Subsidiaries on Form SB-2/A, Post-Effective Amendment No. 3, to be filed on or about March 25, 2004, of our report dated January 14, 2004 appearing in the Company’s Form 10-KSB filed on or about February 26, 2004.

/s/ Tauber & Balser, P.C.

Tauber & Balser, P.C. Atlanta, Georgia March 24, 2004